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                                                                     EXHIBIT 4.6

                          HAWKINS ENERGY CORPORATION
                              DIRECTOR STOCK PLAN

     1.   PURPOSE.  The purpose of the Hawkins Energy Corporation Director Stock
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Plan (the "Plan") is to attract and retain outstanding individuals to serve as members of the Board of Directors of Hawkins Energy Corporation (the "Company") and to furnish incentives to such persons by providing such persons opportunities to acquire shares of the $.01 par value common stock of the Company ("Common Stock") on terms as herein provided.

     2.   SHARES RESERVED UNDER THIS PLAN.  There is hereby reserved for
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issuance under this Plan an aggregate of 250,000 shares of Common Stock, which may be newly-issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan without the issuance of all shares thereunder, all of such unissued shares subject to or reserved for such option may again be used for new options granted under this Plan; provided, however, that in no event may the number of shares of Common Stock issued under this Plan exceed the total number of shares reserved for issuance hereunder.

     3.   ELIGIBILITY.  Each member of the Board of Directors of the Company
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(the "Board") who is not a salaried officer or employee of the Company (an
"Eligible Director" or "Participant") shall be eligible to participate under this Plan; provided, however, any Eligible Director may decline any option which would otherwise be granted hereunder.

     4.   OPTION GRANTS.  Participants under this Plan shall be granted non-
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qualified options to purchase shares of Common Stock as follows:

          (a)  Base Options.  On the day this Plan is approved by the
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     shareholders of the Company each Eligible Director who at such time does not own any options to purchase shares of Common Stock and (i) who was at any time an employee of the Company shall be granted an option entitling him to purchase 50,000 shares of Common Stock and (ii) who has never been an employee of the Company shall be granted an option entitling him to purchase 17,500 shares of Common Stock. Such options are referred to hereinafter as "Base Options." All of such Base Options shall be fully vested upon their grant, shall be subject to the limitations set forth in
     Section 6 below and shall have an exercise price determined     in
     accordance with Section 5 below.

          (b)  Initial Options. On the date each Eligible Director is elected or
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     appointed to the Board, each Eligible Director shall be granted an option
     (an "Initial Option") entitling him to purchase 10,000 shares of Common Stock. 3,333 of such Initial Options shall vest on the date of grant, 3,333 shall vest on the first anniversary of such Eligible Director's election or appointment to the Board and 3,334 shall vest on the second anniversary of such Eligible Director's election or appointment to the Board. All of such Initial Options shall be subject to the limitations set forth in Section 6 below and shall have an exercise price determined in accordance with
     Section 5 below.

          (c)  Annual Options.  On each anniversary of each Eligible Director's
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     election to the Board for the term as a Director which he is currently serving, each Eligible Director shall be granted an option (an "Annual Option") entitling him to purchase 5,000 shares of Common Stock. All of such Annual Options shall be fully vested upon their grant, shall be
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     subject to the limitations set forth in Section 6 below and shall have an exercise price determined in accordance with Section 5 below.

     5.   OPTION EXERCISE PRICE.  Each option granted under this Plan shall be
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exercisable at an option price per share equal to the Fair Market Value of a share of Common Stock on the date the option is granted in accordance with
Section 4 above. "Fair Market Value" means the closing price of a share of the Common Stock on the date as of which Fair Market Value is to be determined, which closing price shall be the last reported sales price regular way or, in case no such reported sales took place on such date, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest ask prices quoted on the Nasdaq Stock Market; provided, however, that if the Common Stock is not registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the prices or quotations referred to above are not available, Fair Market Value shall be determined in good faith by those members of the Board who have not been granted or have not accepted options under this Plan.

     6.   LIMITATIONS ON EXERCISE.  Any option granted under this Plan may be
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exercised (in accordance with Section 7 below), in whole or in part, from time to time after the date granted, subject to the following limitations:

          (a) No option granted hereunder may be exercised before the expiration of six months after the date such option was granted. Upon the expiration of such six-month period, each option may be exercised for all of the total shares covered by the vested portion of such option or any portion thereof.

          (b) Subject to Section 10 below and to the limitations of Section 6(a) above, any option granted under this Plan (or any unexercised portion thereof) may not be exercised:

          (i) more than twelve months after termination of any Eligible Director's service as a member of the Board for any reason other than death or disability (as defined below), and then only to the extent that the Eligible Director could have exercised such option on the date his service terminated in accordance with Section 6(a) above;
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          (ii)   more than twelve months after the death of an Eligible
                 Director, if such death occurs while serving as a member of the Board or during the ninety day period referred to in subparagraph (i) hereof (and then only to the extent that the Eligible Director could have exercised such option on the date of death in accordance with Section 6(a) above);

          (iii) more than twelve months after the disability of an Eligible Director (an Eligible Director shall be considered disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months), if such disability occurs while serving as a member of the Board or during the ninety day period referred to in subparagraph (i) hereof (and then only to the extent that the Eligible Director could have exercised such option at the time he is determined to be disabled in accordance with Section 6(a) above);

     provided, however, that no option granted hereunder may be exercised more than 40 years from the date the option is granted.

     7.   METHOD AND TIME OF EXERCISE; DELIVERY OF CERTIFICATES.  Any option
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granted under this Plan (a) may only be exercised to purchase a minimum of 100 shares at any one time (b) shall be deemed exercised on the date written notice of the intent to exercise all or part of such option is received by the President of the Company at the Company's corporate headquarters and (c) shall provide that payment of the exercise price for the number of shares as to which the option is being exercised shall, at the Eligible Director's election, be by cash and in full on the date of exercise, by delivery of shares of Common Stock held by the Eligible Director for at least six months and having a Fair Market Value (as defined in Section 5 above)equal to the full amount of the exercise price, by the withholding by the Company from the shares of Common Stock issuable upon any exercise of the option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered by the Eligible Director to the Committee at least six months prior to the date of exercise, or by a combination of such methods. An Eligible Director shall have no interest in any shares covered by any option granted under this Plan until certificates for such shares are issued and any shares surrendered in payment pursuant to this section shall be deemed outstanding until new certificates representing the shares purchased on the exercise of any option are issued.

     8.   TAX WITHHOLDING.  Upon the exercise of an option requiring tax
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withholding, the Eligible Director will be required to pay to the Company for remittance to the appropriate taxing authorities an amount necessary to satisfy the Eligible Director's portion of federal, state and local taxes, if any, incurred by reason of the exercise of an option. In lieu of delivering cash to satisfy such withholding obligation, the Eligible Director may elect to have shares of Common Stock withheld from the shares deliverable upon such exercise if such election is delivered to the Committee in writing either (i) at least six months prior to the date the amount of the tax to be withheld is determined (the "Tax Date") or (ii) prior to the Tax Date and in any ten business day period beginning on the third business day following the release of the Company's quarterly or annual summary statement of sales and earnings. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable tax withholding requirements.
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     9.   NONTRANSFERABILITY.  Any option granted under this Plan shall not be
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transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Eligible Director's lifetime only by the Eligible Director or the Eligible Director's guardian or legal representative. If a Eligible Director dies during the option period, any option granted to such Eligible Director may be exercised by his estate or the person to whom the option passes by will or the laws of descent and distribution, but only to the extent that the Eligible Director could have exercised such option on the date of death in accordance with Section 6 above.

     10.  OTHER PROVISIONS; SECURITIES REGISTRATION.  The grant of any option
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under this Plan may also be subject to such other provisions as counsel to the
Company deems appropriate, including, without limitation, provisions imposing restrictions on resale or other disposition of the Common Stock issuable upon exercise of any option and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock at that time may be listed. If, at any time during the period any option granted under this Plan is outstanding, the Company shall be advised by its counsel that the shares deliverable upon an exercise of such option are required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of the Securities Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effected or such prospectus is available.

     All certificates for Common Stock delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as counsel to the Company may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any stock exchange on which Common Stock may be listed. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to such shares.

     11.  TERM OF PLAN.  No option shall be issued under this Plan more than
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fifteen (15) years after the date of its approval by the shareholders of the
Company.

     12.  ADJUSTMENTS.  In the event of a merger, consolidation, reorganization,
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recapitalization, stock split or stock dividend, or a combination or reclassification of shares, the number of shares of Common Stock reserved under this Plan, the number of shares covered by outstanding options and the exercise prices of outstanding options shall be adjusted proportionately. The number of shares so adjusted shall be rounded to the nearest whole number. No fractional shares shall be issued.

     13.  NOTICE OF ADJUSTMENT.  Upon the occurrence of each event for which an
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adjustment with respect to an outstanding option has been made as provided in
Section 12 above, the Company shall mail forthwith to each Eligible Director a copy of its computation of such adjustment which shall be conclusive and binding upon each such Eligible Director.

     14.  AMENDMENT AND TERMINATION OF PLAN.  The Board may amend this Plan from
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time to time or terminate this Plan at any time, but no such action shall reduce the number of any Eligible Director's options then outstanding or adversely change the terms and conditions thereof without the Eligible Director's consent. However, notwithstanding the foregoing, except for adjustments
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expressly provided for herein, no amendment may (i) materially increase the benefits accruing to Eligible Directors; (ii) materially increase the total number of shares which may be issued under this Plan; or (iii) materially modify the requirements as to eligibility for participation in this Plan, and this Plan may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the rules thereunder, and no amendment shall be adopted which would result in any Eligible Director losing his status as a "disinterested" administrator under Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") with respect to any employee benefit plan of the Company or result in this Plan losing its status as a protected plan under Rule 16b-3.

     15.  GOVERNMENT REGULATIONS.  The Company's obligation to sell and deliver
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shares under options granted under this Plan is subject to the requirements of any governmental authority with jurisdiction over the authorization, issuance or sale of such shares.

     16.  NOTICE.  Any written notice to the Company required or permitted by
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any of the provisions of this Plan shall be addressed to the President of the
Company at the principal offices of the Company and shall become effective only when it is received by the office of such President. Any written notice to a Eligible Director required or permitted by any of the provisions of this Plan shall be addressed to such Eligible Director at his address as reflected in the records of the Company and shall become effective only when it is received by such Eligible Director.

     17.  UNFUNDED PLAN.  Insofar as it provides for grants of options to
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acquire shares of Common Stock in the future, this Plan shall be unfunded.
Although bookkeeping accounts may be established with respect to Eligible Directors who are entitled to Common Stock under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock purchasable under this Plan, and this Plan shall not be construed as providing for such segregation. Neither the Company nor the Board shall be deemed to be a trustee of any Common Stock purchasable under this Plan. Any liability of the Company to a Eligible Director with respect to a grant under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any option agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     18.  GENERAL PROVISIONS.
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          (a) Governing Law.  The validity, interpretation, construction and
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     effect of this Plan and any rules and regulations relating to this Plan, to the extent not otherwise governed by the Code, the Securities Act or the Exchange Act, shall be governed by the laws of the State of Oklahoma (without regard to the conflicts of law rules thereof).

          (b) Severability.  If any provision of this Plan is or becomes or is
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     deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any option under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Company, materially altering the intent of this Plan, it shall be deleted and the remainder of this Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Company, the provisions shall not be construed or deemed amended or deleted with respect to any Eligible Director whose
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     rights and obligations under this Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Company.